UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 27, 2017

EASTSIDE DISTILLING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54959	20-3937596
(Commission File Number)	(IRS Employer Identification No.)

1805 SE Martin Luther King Jr. Blvd. Portland, OR	97214
(Address of Principal Executive Offices)	(Zip Code)

(971) 888-4264

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

Eastside Distilling, Inc. (the “Company”) is currently offering up to 1,200,000 units (the “Units”) at $1.30 per Unit, each Unit consisting one share of common stock and one three year common stock purchase warrant exercisable at $2.50 per share (subject to adjustment), for total gross proceeds of up to $1,560,000 (the “Unit Offering”). The Unit Offering described above is being offered pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended, and will be made to a limited number of accredited investors pursuant to a Confidential Private Offering Memorandum.

This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Units. The disclosure provided in this Current Report on Form 8-K is being made to ensure compliance with certain prior agreements between the Company and MR Group I, LLC whereby the Company has granted MR Group I a right of first refusal in connection with certain securities offerings, while also agreeing that it will not disclose to MR Group I any material non-public information, such as the fact that the Company has undertaken to make an offering of securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.
By:	/s/ Steven Shum Steven Shum Chief Financial Officer

Date: March 27, 2017